UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2022

HOME BISTRO, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-56222	27-1517938
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4014 Chase Avenue, #212

Miami Beach, FL 33140

(Address of Principal Executive Offices, Zip Code)

(631) 964-1111

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 24, 2022 (the “Issue Date”), Home Bistro, Inc., a Nevada corporation (the “Company”), entered into a certain Securities Purchase Agreement dated as of August 24, 2022 (the “SPA”), by and between the Company and 1800 Diagonal Lending LLC, a Virginia limited liability company (the “Investor”). Pursuant to the SPA, among other things, the Company agreed to issue to the Investor a convertible note in the original principal amount of $104,250.00 (the “Note,” and together with the SPA, the “Agreements”). Upon closing, the Company received $104,250.00 in gross proceeds from the Investor.

The Note accrues interest at an annual interest rate of 8% and a default interest rate of 22%, and matures on August 24, 2023 (the “Maturity Date”). The Investor may convert the Note into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), 180 days after the Issue Date until the later of (i) the Maturity Date and (ii) the date the Company pays any amounts owed in connection with an event of default. The per share conversion price into which the Note is convertible into shares of Common Stock (the “Conversion Price”) is 65% multiplied by the average of the lowest two closing bid prices for the Common Stock during the ten trading days ending on the last trading day prior to the conversion date.

The Company has the right to prepay the outstanding principal amount of the Note, plus any accrued interest on the outstanding principal (including any default interest) at a rate of (x) 120% during the period ending 120 days after the Issue Date and (y) 125% during the period between 121 days and 180 days after the Issue Date. The Company does not have a prepayment right following the expiration of the 180 day period.

Upon the occurrence and during the continuation of any event of default under the Note, the Note becomes immediately due and payable and the Company is obligated to pay the Investor in full satisfaction of its obligations thereunder an amount equal to the greater of (i) the principal amount then outstanding plus accrued interest (including any default interest) through the date of full repayment multiplied by 150% and (ii)(a) the highest number of shares of Common Stock issuable upon conversion of the default sum at the Conversion Price, multiplied by (b) the highest closing price for the Common Stock during the period beginning on the date of first occurrence of the event of default and ending one day prior to the mandatory prepayment date.

The obligations under the Note are not secured by any assets of the Company.

The Agreements contain other provisions, covenants and restrictions common with this type of debt transaction. Furthermore, the Company is subject to negative covenants under the Agreements, which the Company also believes are also customary for transactions of this type.

The preceding summaries of the SPA and the Note do not purport to be complete and are qualified in their entirety by reference to the full text of the SPA and the Note, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

The Agreements have been included as exhibits to this Current Report on Form 8-K to provide investors and securityholders with information regarding certain of its terms. This information is not intended to provide any financial or other information about the parties to the Agreements or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Agreements are made only for purposes of the Agreements and as of the date of the Agreements, are solely for the benefit of the parties to the Agreements, may be subject to limitations agreed upon by the parties, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the parties to the Agreements or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Agreements, and such subsequent information may not be fully reflected in public disclosures by the parties to the Agreements. The information in the Agreements should be considered in conjunction with the entirety of the factual disclosure about the Company in the Company’s public reports filed with the Securities and Exchange Commission (the “SEC”).

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Note set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The descriptions of the SPA and the Note set forth in Item 1.01 of this Current Report on Form 8-K are incorporated by reference into this Item 3.02. The shares of Common Stock issued pursuant to the SPA, and the Note, were issued in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D as promulgated by the SEC under the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated as of August 24, 2022, by and between Home Bistro, Inc. and 1800 Diagonal Lending LLC
10.2	Convertible Promissory Note, dated August 24, 2022, issued to 1800 Diagonal Lending LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOME BISTRO, INC.

Date: August 29, 2022	By:	/s/ Zalmi Duchman
		Name:	Zalmi Duchman
		Title:	Chief Executive Officer

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